Execution Copy

AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

AGREEMENT dated as of December 10, 2008 between MAIDENFORM, INC., a New York corporation with a principal place of business at 485 F U.S. Highway I South, Iselin, NJ 08830 (the "Employer"), Gayle Weibley (the "Employee"), and solely for purposes of Section 2, Maidenform Brands, Inc. (sometimes hereinafter referred to as "Parent").

WHEREAS, the parties entered into an Employment Agreement dated as of September 25, 2008 (the Employment Agreement"); and

WHEREAS, the parties wish to amend the agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.            The second sentence of Section 3(b) of the Employment Agreement is hereby amended, to read in its entirety, as follows:

For fiscal years thereafter during the Term of Employment, the Employee's incentive compensation shall be based on such performance goals permitted under the Bonus Plan (or any successor plan thereto) and subject to the conditions set forth in the Bonus Plan (or any successor plan thereto).

2.            The first sentence of Section 4 of the Employment Agreement is hereby amended, to read in its entirety, as follows:

During the Term of Employment, the Employee shall be engaged as Senior Vice President - Human Resources of Maidenform, Inc., Parent and their subsidiary companies (hereinafter individually and collectively called the "Employer's Group").

3.            Section 10(b)(I) of the Employment Agreement is hereby amended, to read in its entirety, as follows:

(1)             Payment of an amount equal to the sum of:

  (i)           her Base Salary (as in effect on the Termination Date), plus

  (ii)          (x) in the event such termination is a termination by the Employer without Cause or by the Employee for Good Reason within two (2) years following the consummation of a Change in Control (a "Post-CIC Termination"), an amount equal to one times the greater of (I) her average annual bonus (taking into account all annual bonuses paid under Section 3(b) hereof for the applicable year) over the three fiscal years immediately preceding her termination of employment, determined by annualizing the bonus actually paid with respect to any partial year (the "3-year Average Bonus Amount") and (II) her target bonus for the year in which the termination occurs; or (y) in the event such termination is a termination by the Employer without Cause or by the Employee for Good Reason that is not a Post-CIC Termination, an amount equal to one times the lesser of (I) the 3-year Average Bonus Amount and (II) her target bonus for the year in which the termination occurs.

Execution Copy

This amount shall be subject to tax and other required withholdings and, subject to any delays required pursuant to Sections 10(d) and 10(e), will be payable in equal periodic installments over a period of twelve (12) months from the Termination Date paid in accordance with the Employer's normal payroll policies as if the Employee continued to be an employee of the Employer (but off payroll). For purposes of clarity, if there have been fewer than three fiscal years immediately preceding the Employee's termination, the 3-year Average Bonus Amount will be calculated using as a denominator the actual number of fiscal years in which she has worked for the Employer.

4.                          The last sentence of Section 10 (c) of the Agreement is hereby amended, to read in its entirety, as follows:

Employee's resignation hereunder for Good Reason shall not occur later than, (i) in the event such resignation for Good Reason is a Post-CIC Termination, one (1) year following the initial date on which the event Employee claims constitutes Good Reason occurred, or (ii) in the event such resignation for Good Reason is not a Post-CIC Termination, one hundred thirty (130) days following the initial date on which the event Employee claims constitutes Good Reason occurred.

5.                          Capitalized terms used in this Amendment Number One and not otherwise defined have the meaning set forth in the Employment Agreement. Except as expressly set forth herein, the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAIDENFORM, INC.

By:/s/Maurice Reznik Maurice Reznik Chief Executive Officer	/s/Gayle Weibley Gayle Weibley

Maidenform Brands, Inc., solely as to Section 2

By:/s/Maurice Reznik Maurice Reznik Chief Executive Officer